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                                                                     EXHIBIT 1.1

                             UNDERWRITING AGREEMENT

                             Dated: [EFFECTIVE DATE]


H.J. MEYERS & CO., INC.
  AS REPRESENTATIVE OF THE
  UNDERWRITERS NAMED IN
  SCHEDULE I HERETO
1895 Mt. Hope Avenue
Rochester, New York 14620

Ladies and Gentlemen:

     DynamicWeb Enterprises, a New Jersey corporation (the "Company"), proposes to issue and sell to the one or more Underwriters named in Schedule I hereto (the "Underwriters"), including H.J. Meyers & Co., Inc. (the "Representative" or "you"), the Representative of the several Underwriters, pursuant to this Underwriting Agreement (this "Agreement"), an aggregate of 1,750,000 of the Common Stock, par value $.0001 per share, ("Common Stock") of the Company. In addition, the Company proposes to grant to the Underwriters the Over-Allotment Option, referred to and defined in Section 2(c), to purchase all or any part of an aggregate of 15% of number of Shares of Common Stock, and to issue to you the Representative's Warrant, referred to and defined in Section 12, to purchase certain further additional shares of Common Stock.

     The 1,750,000 shares of Common Stock to be sold by the Company, together with the 262,500 additional shares of Common Stock that are the subject of the Over-Allotment Option, are herein collectively called the "Shares." The Shares and the shares of Common Stock issuable upon exercise of the Representative's Warrant, are herein collectively called the "Securities." The term "Representative's Counsel" shall mean the firm of Harter, Secrest & Emery, counsel to the Representative, and the term "Company Counsel" shall mean the firm of Stevens & Lee, P.C., counsel to the Company. Unless the context otherwise requires, all references herein to a "Section" shall mean the appropriate Section of this Agreement.

     You have advised the Company that the Underwriters desire to purchase the Shares as herein provided, and that you have been authorized to execute this Agreement as representative of the Underwriters. The Company confirms the agreements made by it with respect to the purchase of the Shares by the Underwriters, as follows:


     1.   REPRESENTATIONS AND WARRANTIES.

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter that:
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          (a) REGISTRATION STATEMENT; PROSPECTUS. A registration statement (SEC
File No. 33-______) on Form SB-2 relating to the public offering of the Securities (the "Offering"), including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder (the "Rules and Regulations"), and has been filed with the Commission under the Act. As used herein, the term "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 or Rule 424(a) of the Rules and Regulations. The Preliminary Prospectus bore the legends required by Items 501 and 502 of Regulation S-B under the Act and the Rules and Regulations. Such registration statement (including all financial statements, schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are herein respectively called the "Registration Statement" and the "Prospectus," except that (i) if the prospectus first filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations shall differ from such final prospectus as then amended, then the term "Prospectus" shall instead mean the prospectus first filed pursuant to said Rule 424(b) or Rule 430A, and (ii) if such registration statement is amended or such prospectus is amended or supplemented after the effective date of such registration statement and prior to the Option Closing Date (as defined in Section 2(c)), then (unless the context necessarily requires otherwise) the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include such prospectus as so amended or supplemented, as the case may be.

          (b) CONTENTS OF REGISTRATION STATEMENT. On the Effective Date, and at all times subsequent thereto for so long as the delivery of a prospectus is required in connection with the offering or sale of any of the Securities, (i) the Registration Statement and the Prospectus shall in all respects conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus shall include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the caption "UNDERWRITING," and the identity of counsel to the Representative under the caption "LEGAL MATTERS," constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.

          (c) ORGANIZATION, STANDING, ETC. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey. Each subsidiary of the Company (each a "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, except for Software Associates, which has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey. The

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Company and each of its Subsidiaries have full power and corporate authority to own their respective properties and conduct their respective businesses as described in the Prospectus, and are duly qualified or licensed to do business as foreign corporations and are in good standing in each other jurisdiction in which the nature of their respective businesses or the character or location of their respective properties requires such qualification, except where failure so to qualify will not materially affect the business, properties or financial condition of the Company or such Subsidiary, as the case may be.

          (d) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company as of the date of the Prospectus is as set forth in the Prospectus under the caption "CAPITALIZATION." The shares of Common Stock issued and outstanding on the Effective Date have been duly authorized, validly issued and are fully paid and non-assessable. No options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company or any Subsidiary have been granted or entered into by the Company or such Subsidiary, except as expressly described in the Prospectus. The Securities conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

          (e) SECURITIES. The Securities and the Representative's Warrant have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of any of the Securities or the Representative's Warrant as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company, except as described in the Registration Statement.

          (f) AUTHORITY, ETC. This Agreement, the Representative's Warrant, the Financial Consulting Agreement and the M/A Agreement (each as hereinafter defined), have been duly and validly authorized, executed and delivered by the Company and, assuming due execution of this Agreement and such other agreements by the other party or parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Company has full right, power and lawful authority to authorize, issue and sell the Securities and the Representative's Warrant on the terms and conditions set forth herein. All consents, approvals, authorizations and orders of any court or governmental authority which are required in connection with the authorization, execution and delivery of such agreements, the authorization, issue and sale of the Securities and the Representative's Warrant, and the consummation of the transactions contemplated hereby have been obtained.

          (g) NO CONFLICT. Except as described in the Prospectus, neither the Company nor any Subsidiary is in violation, breach or default of or under, and consummation of the transactions hereby contemplated and fulfillment of the terms of this Agreement will not conflict with or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any contract, indenture, mortgage, deed of trust, loan agreement or

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other material agreement or instrument to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary may be bound or to which any of the property or assets of the Company or such Subsidiary are subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Company or any Subsidiary, or any statute, order, rule or regulation applicable to the Company or any Subsidiary of any court or governmental authority.

          (h) ASSETS. Subject to the qualifications stated in the Prospectus:
(i) the Company and each Subsidiary, as the case may be, has title in fee simple to all real property and good and marketable title to all personal property and assets owned by it described in the Prospectus as owned by it, including without limitation intellectual property, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; (ii) all of the material leases and subleases under which the Company or any Subsidiary is the lessor or sublessor of properties or assets or under which the Company or any Subsidiary holds properties or assets as lessee or sublessee, as described in the Prospectus, are in full force and effect and, except as described in the Prospectus, neither the Company nor any Subsidiary is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by any party adverse to the rights of the Company or such Subsidiary as lessor, sublessor, lessee or sublessee under any such lease or sublease, or affecting or questioning the right of the Company or such Subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease, except as described or referred to in the Prospectus; and (iii) the Company and each Subsidiary, as the case may be, owns or leases all such properties, described in the Prospectus, as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

          (i) INDEPENDENT ACCOUNTANTS. Richard A. Eisner & Co., LLP who have given their report on certain financial statements filed or to be filed with the Commission as a part of the Registration Statement, and which are included in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

          (j) FINANCIAL STATEMENTS. The financial statements and schedules, together with related notes, set forth in the Registration Statement and the Prospectus present fairly and accurately the financial position, results of operations and cash flows of the Company and its Subsidiaries on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply, in accordance with Generally Accepted Accounting Principles ("GAAP"). Such financial statements, schedules and related notes have been prepared in accordance with GAAP applied on a consistent basis throughout the entire period involved, except to the extent disclosed therein. The financial information for each of the periods presented in the Registration Statement and the Prospectus present a true and complete statement of the financial position of the Company and its Subsidiaries at the dates indicated and the results of its operations for the periods then ended, in accordance with GAAP. The Summary Financial Information and Selected Financial Data included in the Registration Statement and the Prospectus present fairly and accurately the information

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shown therein and have been prepared on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

          (k) NO MATERIAL CHANGE. Except as otherwise set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has: (i) incurred any liability or obligation, direct or contingent, or entered into any transaction not in the ordinary course of its business, which is material to its business; (ii) effected or experienced any change in its capital stock; (iii) issued any options, warrants or other rights to acquire its capital stock; (iv) declared, paid or made any dividend or distribution of any kind on its capital stock; or (v) effected or experienced any material adverse change, or development involving a prospective material adverse change, in its general affairs, management, business, property, operations, condition (financial or otherwise) or earnings, whether or not such material adverse change is or may be converted by insurance.

          (l) LITIGATION. Except as set forth in the Prospectus, there is not now pending nor, to the best knowledge of the Company, threatened, any action, suit or proceeding (including any related to environmental matters or discrimination on the basis of age, sex, religion or race), whether or not in the ordinary course of business, to which the Company or any Subsidiary is a party or its business or property is subject, before or by any court or governmental authority, which might result in any material adverse change in the business, property, operations, condition (financial or otherwise) or earnings of the Company or such Subsidiary; and no labor disputes involving the employees of the Company or any Subsidiary exist which might be expected to affect materially adversely the business, property, operations, condition (financial or otherwise) or earnings of the Company or such Subsidiary.

          (m) NO UNLAWFUL PROSPECTUSES. The Company has not distributed any prospectus or other offering material in connection with the Offering contemplated herein, other than any Preliminary Prospectus, the Prospectus or other material permitted by the Act and the Rules and Regulations. Additionally, no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations.

          (n) TAXES. Except as disclosed in the Prospectus, the Company and each Subsidiary has filed all necessary federal, state, local and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or, to the best knowledge of the Company, might be asserted against the Company or any Subsidiary.

          (o) LICENSES, ETC. The Company and each Subsidiary has in effect all necessary licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property, as described in the Prospectus, and is in all material respects in compliance therewith. The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, mark registrations, copyrights and licenses disclosed in the Prospectus and/or which are necessary

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for the conduct of such business, and except as disclosed in the Prospectus has not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company or any Subsidiary is in violation of, or would cause the Company or such Subsidiary to violate, any law, rule, regulation or order of the United States, any state, county or locality, the violation of which would have a material adverse effect upon the business, property, operations, condition (financial or otherwise) or earnings of the Company or such Subsidiary.

          (p) NO PROHIBITED PAYMENTS. Neither the Company nor any Subsidiary have, directly or indirectly at any time: (i) made any contribution to any candidate for political office, or failed to disclose fully any such contribution in violation of law; or (ii) made any payment to any federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

          (q) TRANSFER TAXES. On the Closing Dates (as defined in Section 2(d)), all transfer and other taxes (including franchise, capital stock and other tax, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Shares to the Underwriters hereunder shall have been fully paid or provided for by the Company, and all laws imposing such taxes shall have been fully complied with.

          (r) EXHIBITS. All contracts and other documents of the Company or any Subsidiary which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

          (s) SUBSIDIARIES. Except as described in the Prospectus, the Company has no Subsidiaries. All of the issued and outstanding capital stock of each Subsidiary is owned by the Company.

          (t) SHAREHOLDER AGREEMENTS, REGISTRATION RIGHTS. Except as described in the Prospectus, no security holder of the Company has any rights with respect to the purchase, sale or registration of any Securities, and any registration rights held by any security holders with respect to the Offering have been effectively waived.

          (u) LABOR RELATIONS. No labor dispute with the employees of the Company or any subsidiary exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.


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     2.   PURCHASE, DELIVERY AND SALE OF SHARES.

          (a) PURCHASE PRICE FOR SHARES. The Shares shall be sold to and purchased by the Underwriters hereunder at the purchase price of $____ per Share (that being the public offering price of $____ per Share less an underwriting discount of ten percent) (the "Purchase Price").

          (b)  FIRM SHARES.

               (i) Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and agreements herein contained the Company agrees to issue and sell, and each of the Underwriters agrees, severally and not jointly, to buy from the Company at the Purchase Price, the number of Shares set forth opposite such Underwriter's name in Schedule I hereto (the "Firm Shares").

               (ii) Delivery of the Firm Shares against payment therefor shall take place at the offices of the Representative, 1895 Mt. Hope Avenue, Rochester, New York 14620 (the "Representative's Offices") (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m., New York time, on [CLOSING DATE], or at such later time and date, not later than ten banking days after the Effective Date, as you may designate (such time and date of payment and delivery for the Firm Shares being herein called the "First Closing Date"). Time shall be of the essence and delivery of the Firm Shares at the time and place specified in this Section 2(b)(ii) is a further condition to the obligations of the Underwriters hereunder.

          (c)  OPTION SHARES.

               (i) In addition, subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and agreements herein contained, the Company hereby grants to the Underwriters an option (the "Over-Allotment Option") to purchase from the Company all or any part of an aggregate of an additional 262,500 Shares at the Purchase Price (the "Option Shares"). In the event that the Over-Allotment Option is exercised by the Underwriters in whole or in part, each Underwriter shall purchase Option Shares in the same proportion as the number of Firm Shares purchased by it bore to the total number of Firm Shares, unless you and the other Underwriters shall otherwise agree.

               (ii) The Over-Allotment Option may be exercised by the Underwriters, in whole or in part, within 45 days after the Effective Date, upon notice by you to the Company advising it of the number of Option Shares as to which the Over-Allotment Option is being exercised, the names and denominations in which the certificates for the Shares comprising such Option Shares are to be registered, and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be less than four nor more than ten banking days after exercise of the Over-Allotment Option, nor in any event prior to the First Closing Date (such time and date being herein called the "Option Closing Date"). Delivery of the Option Shares against payment therefor shall take place at the Representative's Offices. Time shall be of the essence and delivery at

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the time and place specified in this Section 2(c)(ii) is a further condition to the obligations of the Underwriters hereunder.

               (iii) The Over-Allotment Option may be exercised only to cover over-allotments in the sale by the Underwriters of Firm Shares.

          (d)  DELIVERY OF CERTIFICATES; PAYMENT.

               (i) The Company shall make the certificates for the Shares to be purchased hereunder available to you for checking at least one banking day prior to the First Closing Date or the Option Closing Date (each, a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as you may request at least two banking days prior to the relevant Closing Date. Time shall be of the essence and the availability of the certificates at the time and place specified in this Section 2(d)(i) is a further condition to the obligations of the Underwriters hereunder.

               (ii) On the First Closing Date the Company shall deliver to you for the several accounts of the Underwriters definitive engraved certificates in negotiable form representing all of the Shares comprising the Firm Shares to be sold by the Company, against payment of the Purchase Price therefor by you for the several accounts of the Underwriters, by certified or bank cashier's checks payable in same day funds, or by wire transfer, to the order of the Company.

               (iii) In addition, if and to the extent that the Underwriters exercise the Over-Allotment Option, then on the Option Closing Date the Company shall deliver to you for the several accounts of the Underwriters definitive engraved certificates in negotiable form representing the Shares comprising the Option Shares to be sold by the Company, against payment of the Purchase Price therefor by you for the several accounts of the Underwriters, by certified or bank cashier's checks payable in same day funds to the order of the Company.

               (iv) It is understood that the Underwriters propose to offer the Shares to be purchased hereunder to the public, upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.


     3.   COVENANTS.

          COVENANTS OF THE COMPANY. The Company covenants and agrees with each Underwriter that:

          (a)  REGISTRATION.

               (i) The Company shall use its best efforts to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, shall so advise you and shall not at any time,

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whether before or after the Effective Date, file any amendment to the
Registration Statement or any amendment or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy, or to which you or Representative's Counsel shall have objected in writing, or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by the Underwriters of the distribution of the Shares contemplated hereby (but in no event more than nine months after the Effective Date), and (B) 25 days after the Effective Date, the Company shall prepare and file with the Commission, promptly upon your request, any amendments to the Registration Statement or any amendments or supplements to the Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares.

               (ii) Promptly after you or the Company shall have been advised thereof, you shall advise the Company or the Company shall advise you, as the case may be, and confirm such advice in writing, of (A) the receipt of any comments of the Commission, (B) the effectiveness of any post-effective amendment to the Registration Statement, (C) the filing of any supplement to the Prospectus or any amended Prospectus, (D) any request made by the Commission for amendment of the Registration Statement or amendment or supplementing of the Prospectus, or for additional information with respect thereto, or (E) the issuance by the Commission or any state or regulatory body of any stop order or other order denying or suspending the effectiveness of the Registration Statement, or preventing or suspending the use of any Preliminary Prospectus, or suspending the qualification of the Securities for offering in any jurisdiction, or otherwise preventing or impairing the Offering, or the institution or threat of any proceeding for any of such purposes. The Company and you shall not acquiesce in such order or proceeding, and shall instead actively defend such order or proceeding, unless the Company and you agree in writing to such acquiescence.

               (iii) The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and selected dealers to use the Prospectus in connection with the sale of the Shares for such period as in the opinion of Representative's Counsel the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and which materially affects the Company or the Securities, or which in the opinion of Company Counsel or of Representative's Counsel should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Prospectus in order to make the statements made therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Shares, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company shall notify you promptly and forthwith prepare and furnish to the Underwriters copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, shall not contain any untrue statement of a material fact or omit

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
to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of each such amendment to the Registration Statement, amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in the case that the Underwriters are required, in connection with the sale of the Shares, to deliver a prospectus nine months or more after the Effective Date, the Company shall upon your request and at the expense of the Underwriters, amend the Registration Statement and amend or supplement the Prospectus, or file a new registration statement on Form SB-2 (if applicable) or Form S-1, if necessary, and furnish the Underwriters with reasonable quantities of prospectuses complying with section 10(a)(3) of the Act.

               (iv) The Company shall comply with the Act, the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder in connection with the offering and issuance of the Securities.

          (b) BLUE SKY. The Company shall, at its own expense, use its best efforts to qualify or register the Securities for sale under the securities or "blue sky" laws of such jurisdictions as you may designate, and shall make such applications and furnish such information to Representative's Counsel as may be required for that purpose, and shall comply with such laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Common Stock. The Company shall bear all of the expense of such qualifications and registrations, including without limitation the legal fees and disbursements of Representative's Counsel, which fees, exclusive of disbursements, shall not exceed $35,000 (unless otherwise agreed). After each Closing Date the Company shall, at its own expense, from time to time take such actions and prepare and file such statements and reports as may be required to continue each such qualification in effect for so long a period as you may reasonably request.

          (c) EXCHANGE ACT REGISTRATION. The Company shall, at its own expense, prepare and file with the Commission a registration statement (on Form 8-A or Form 10) under section 12(b) or 12(g) of the Exchange Act concurrently with the completion of the Offering or promptly thereafter, but in no event later than 45 days from the Effective Date, and shall use its best efforts to cause such registration statement to be declared effective and maintained in effect for at least five years from the Effective Date.

          (d) PROSPECTUS COPIES. The Company shall deliver to you on or before the First Closing Date two signed copies of the Registration Statement including all financial statements, schedules and exhibits filed therewith, and of all amendments thereto. The Company shall deliver to or on the order of the Underwriters, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company shall deliver to the Underwriters on the Effective Date, and thereafter for so long as a prospectus is required to be delivered under the Act, from time to time, as many copies of the

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
Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

          (e) AMENDMENTS AND SUPPLEMENTS. The Company shall, promptly upon your request, prepare and file with the Commission any amendments to the Registration Statement, and any amendments or supplements to the Preliminary Prospectus or the Prospectus, and take any other action which in the reasonable opinion of Representative's Counsel may be reasonably necessary or advisable in connection with the distribution of the Securities, and shall use its best efforts to cause the same to become effective as promptly as possible.

          (f) CERTAIN MARKET PRACTICES. The Company has not taken, and shall not take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale thereof.

          (g) CERTAIN REPRESENTATIONS. Neither the Company nor any representative of the Company has made or shall make any written or oral representation in connection with the Offering and sale of the Securities or the Representative's Warrant which is not contained in the Prospectus, which is otherwise inconsistent with or in contravention of anything contained in the Prospectus, or which shall constitute a violation of the Act, the Rules and Regulations, the Exchange Act or the rules and regulations promulgated under the Exchange Act.

          (h) CONTINUING REGISTRATION OF WARRANTS AND UNDERLYING COMMON STOCK. For so long as any portion of the Representative's Warrant is outstanding and exercisable, the Company shall, at its own expense and within 15 days of receipt from the Representative of notice of the Representative's intent to exercise all or any portion of the Representative's Warrant: (i) use its best efforts to cause post-effective amendments to the Registration Statement, or new registration statements (which may be on Forms SB-2, S-2 or S-3, or any successor form, as the case may be) relating to the Representative's Warrant and the Common Stock underlying the Representative's Warrant to become effective in compliance with the Act and without any lapse of time between the effectiveness of the Registration Statement and of any such post-effective amendment or new registration statement; (ii) cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a portion of the Representative's Warrant; (iii) furnish to the Underwriters and dealers as many copies of each such Prospectus as the Underwriters or dealers may reasonably request; and (iv) maintain the "blue sky" qualification or registration of the Representative's Warrant and the Common Stock underlying the Representative's Warrant, or have a currently available exemption therefrom, in each jurisdiction in which the Securities were so qualified or registered for purposes of the Offering. In addition, for so long as any portion of the Representative's Warrant is outstanding, the Company shall promptly notify you of any material change in the business, financial condition or prospects of the Company.

          (i) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Shares for the purposes set forth in the Prospectus under the caption "USE OF

PROCEEDS," and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

          (j) TWELVE MONTHS' EARNINGS STATEMENT. The Company shall make generally available to its security holders and deliver to you as soon as it is practicable so to do, but in no event later than 90 days after the end of twelve months after the close of its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the Effective Date, which shall satisfy the requirements of section 11(a) of the Act.

          (k) NASDAQ, EXCHANGE LISTINGS, ETC. The Company shall immediately make all filings required to seek approval for the quotation of the Securities on The Nasdaq Small Cap Market ("NASDAQ") and shall use its best efforts to effect and maintain such approval for at least five years from the Effective Date. The Company shall also use its best efforts to cause the Securities to be accepted for listing such other exchange(s) acceptable to you, prior to the Effective Date or, failing that, as soon as is possible after the First Closing Date, and to maintain such listings for five years. Within 10 days after the Effective Date, the Company shall also use its best efforts to list itself in Moody's OTC Industrial Manual and to cause such listing to be maintained for five years from the Effective Date.

          (l) BOARD OF DIRECTORS. The Company shall maintain a Board of Directors comprised of a minimum of six and a maximum of eight directors, at least a majority of whom shall be neither employed by nor otherwise affiliated with the Company. The Board of Directors shall hold at least four meetings annually.

          (m) PERIODIC REPORTS. For so long as the Company is a reporting company under section 12(g) or section 15(d) of the Exchange Act, the Company shall, at its own expense, furnish to its shareholders an annual report (including financial statements audited by certified public accountants) in reasonable detail. In addition, during the period ending five years from the date hereof, the Company shall, at its own expense, furnish to you: (i) within 90 days of the end of each fiscal year, a balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, together with statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of certified public accountants; (ii) as soon as they are available, a copy of all reports (financial or otherwise) distributed to security holders; (iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other information as you may from time to time reasonably request. The financial statements referred to herein shall be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its shareholders generally. In addition, during the period ending one year from the date hereof, the Company shall, at its own expense, furnish you monthly with Depository Trust Company stock transfer sheets.

          (n) CERTAIN OPTIONS. For a period of 90 days following the First Closing Date, the Company shall not, without your prior written consent, grant any options, warrants or other rights to purchase shares of Common Stock at a price less than the initial public Offering price of the Shares.

          (o) FORM S-8 REGISTRATIONS. For a period of one year following the First Closing Date, the Company shall not register or otherwise facilitate the registration of any of its securities issuable upon the exercise of options, warrants (other than the Representative's Warrant) or other rights, whether by means of a Registration Statement on Form S-8 or otherwise, without your prior written consent.

          (p) FUTURE SALES. For a period of 12 months following the First Closing Date, the Company shall not sell or otherwise dispose of any securities of the Company without your prior written consent, which consent shall not be unreasonably withheld; provided, however, that the Company may at any time issue shares of Common Stock pursuant to the exercise of the Representative's Warrant, and options, warrants or conversion rights issued and outstanding on the Effective Date and described in the Prospectus. In addition, for a period of two years following the First Closing Date, the Company shall not sell or otherwise dispose of any shares of Preferred Stock without your prior written consent. Additionally, for a period of 24 months following the First Closing Date, the Company shall not issue or sell any securities pursuant to Regulation D or Regulation S under the Act without your prior written consent, which consent shall not be unreasonably withheld.

          (q) FUTURE OFFERINGS. For a period of three years following the First Closing Date, you shall have the right of first refusal to act as underwriter or agent for any public or private offering or sale of the securities of the Company, or of any successor to the Company, made by the Company, such successor or any officer or director of the Company or any shareholder owning beneficially five percent of the Company's Common Stock; so long as you agree to conduct such offering on market terms and conditions and express this interest within 45 days of notification. In addition, the Company shall use its best efforts to assure that for a period of three years following the First Closing Date, you shall have the right of first refusal to act as underwriter or agent for any public or private offering or sale of the securities of the Company, or of any successor to the Company, made by any other shareholder owning beneficially at least 5 percent of such securities.

          (r) RULE 144 SALES. The Company shall cause each of its officers and directors to provide you the right, for a period of three years following the First Closing Date, to purchase for your own account, or to sell for the account of such person, all securities of the Company sold by such person pursuant to Rule 144 of the Rules and Regulations. The Company shall use its best efforts to cause each of the other beneficial holders of at least 5 percent of the Company's securities to provide you the right, for a period of three years following the First Closing Date, to purchase for your own account, or to sell for the account of such holder, all securities of the Company sold by such holder pursuant to said Rule 144.

          (s) AVAILABLE SHARES. The Company shall reserve and at all times keep available that maximum number of its authorized but unissued Securities which are issuable upon exercise of the Representative's Warrant, taking into account the anti-dilution provisions thereof.

          (t) AGREEMENT OF MANAGEMENT AND SHAREHOLDERS. On or before the Effective Date, the Company shall cause the parties named therein to execute and deliver to you an agreement, in the form previously delivered to the Company by you, regarding certain undertakings by such parties in connection with the Offering (the "Agreement of Management and Shareholders").

          (u) FINANCIAL CONSULTING AGREEMENT. On the First Closing Date and simultaneously with the delivery of the Firm Shares, the Company shall execute and deliver to you an agreement with you, in the form previously delivered to the Company by you, regarding your services as a financial consultant to the Company (the "Financial Consulting Agreement").

          (v) M/A AGREEMENT. On the First Closing Date and simultaneously with the delivery of the Firm Shares, the Company shall execute and deliver to you an agreement with you, in the form previously delivered to the Company by you, regarding mergers, acquisitions, joint ventures and certain other forms of transactions (the "M/A Agreement").

          (w) MANAGEMENT. On each Closing Date, management of the Company shall consist of Steven L. Vanechanos, Jr. as Chief Executive Officer and Chairman of the Board of Directors and James D. Connors as President and Chief Operating Officer. Prior to the Effective Date the Company shall have obtained "key man" life insurance coverage on the life of each of such officers, naming the Company as beneficiary and having a face value of at least one million dollars for terms, and with an insurance agency, mutually agreed upon by the Company and you. The Company shall use its best efforts to maintain such insurance during the three-year period commencing on the First Closing Date.

          (x) PUBLIC RELATIONS. Prior to the Effective Date, the Company shall have retained a public relations firm acceptable to you, and shall continue to retain such firm, or an alternate firm acceptable to you, for a minimum period of two years or such terms as are acceptable to you. The public relations firm shall, at a minimum: (i) have five years experience in the Nasdaq Small Cap Market; (ii) covenant to the Company that it will make introductions to potential institutional buyers; (iii) provide the Company with a list of all current public clients; and (iv) engage in such other actions as you shall reasonably request.

          (y) BOUND VOLUMES. Within 90 days from the First Closing Date, the Company shall deliver to you, at the Company's expense, three bound volumes in form and content acceptable to you, containing the Registration Statement and all exhibits filed therewith and all amendments thereto, and all other agreements, correspondence, filings, certificates and other documents filed and/or delivered in connection with the Offering.

          (z) BOARD OF DIRECTORS SEAT/OBSERVER. For a period of thirty-six (36) months from the closing of the Offering, you shall have the option to either:
(i) select an observer designated by you and acceptable to the Company, to receive notice of and to attend all meetings of the Board of Directors of the Company (the "Observer"); or (ii) appoint a member of the Company's Board of Directors (a "Director"). In the event you elect to appoint an Observer, such Observer shall have no voting rights, and shall be reimbursed for all out-of-pocket expenses incurred in attending meetings of the Board of Directors. In the event you elect to appoint a Director, such Director shall have full voting rights and such other rights as the Company's other Directors, without limitation. Such Director shall receive the same reimbursement and compensation as the Company's other Directors. The Company shall hold at least four meetings of the Board of Directors per year. If you elect to appoint an Observer, the Observer will be indemnified by the Company against any claims arising out of his participation at Board meetings. If you appoint a Director, such Director shall specifically be covered by the Company's Officers and Directors insurance policy.

          (aa) OFFICERS AND DIRECTORS INSURANCE. Three days prior to the First Closing Date, the Company shall have obtained Officers and Directors insurance satisfactory to you with a minimum face value of one million dollars ($1,000,000).

          (ab) STOCK TRANSFER SHEETS. The Company shall supply you with OTC Stock Transfer sheets on a weekly basis for the first six weeks following the First Closing Date, and for six weeks following the Option Closing Date, and on a monthly basis thereafter.


     4. CONDITIONS TO UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Shares which they have agreed to purchase hereunder are subject to the accuracy (as of the date hereof and as of each Closing Date) of and compliance with the representations and warranties of the Company contained herein, the performance by the Company of all of its obligations hereunder and the execution, delivery and performance by each of the parties thereto of all of their obligations under the Agreement of Management and Shareholders, and the following further conditions:

          (a) EFFECTIVE REGISTRATION STATEMENT; NO STOP ORDER. The Registration Statement shall have become effective and you shall have received notice thereof not later than 6:00 p.m., New York time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing. In addition, on each Closing Date (i) no stop order denying or suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission, and (ii) all requests on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Representative's Counsel.

          (b) OPINION OF COMPANY COUNSEL. On the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Company Counsel, in form and substance satisfactory to Representative's Counsel, to the effect that:

               (i) the Company and each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the

                    THIS IS EX 1.1 -- UNDERWRITING AGREEMENT


     State of New Jersey and Delaware, respectively, with full power and corporate authority to own their properties and conduct their businesses as described in the Prospectus, and each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where failure so to qualify will not materially affect the business, properties or financial condition of the Company or such Subsidiary;

               (ii) to the best knowledge of such counsel, (A) the Company and each Subsidiary has obtained all necessary licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property, as described in the Prospectus,
     (B) such obtained licenses, permits and other governmental authorizations are in full force and effect, and (C) the Company and each Subsidiary is, in all material respects, in compliance therewith;


               (iii) (A) the authorized capitalization of the Company as of the date of the Prospectus was as is set forth in the Prospectus under the caption "CAPITALIZATION;" (B) all of the shares of Common Stock now outstanding have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus, have not been issued in violation of the preemptive rights of any shareholder and, except as described in the Prospectus, are not subject to any restrictions upon the voting or transfer thereof; (C) all of the Shares have been duly authorized and, when paid for as provided herein, shall be validly issued, fully paid and non-assessable, shall not have been issued in violation of the preemptive rights of any shareholder, and no personal liability shall attach to the ownership thereof; (D) the shareholders of the Company do not have any preemptive rights or other rights to subscribe for or purchase, and there are no restrictions upon the voting or transfer of, any of the Securities except as set forth in the prospectus or as otherwise required by the Underwriters; (E) the Shares and the Representative's Warrant conform to the respective descriptions thereof contained in the Prospectus; (F) all prior sales of the Company's securities from and after ______________ have been made in compliance with, or under an exemption from, the Act and applicable state securities laws;
     (G) a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Representative's Warrant; and (H) to the best knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been effectively waived or satisfied, for or relating to the registration of any securities of the Company;


               (iv) the certificates evidencing the Shares are each in valid and proper legal form under the laws of New Jersey; and the Representative's

     Warrant is exercisable for shares of Common Stock in accordance with its terms and at the prices therein provided for;

               (v) this Agreement, the Representative's Warrant, the Financial Consulting Agreement and the M/A Agreement have been duly and validly authorized, executed and delivered by the Company and (assuming due execution and delivery thereof by each party other than the Company) all of such agreements are, or when duly executed shall be, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms (except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally); provided, however, that no opinion need be expressed as to the enforceability of the indemnity provisions contained in Section 6 or the contribution provisions contained in Section 7;

               (vi) to the best knowledge of such counsel, (A) there is no pending, threatened or contemplated legal or governmental proceeding affecting the Company or any Subsidiary which could materially and adversely affect the business, property, operations, condition (financial or otherwise) or earnings of the Company or such Subsidiary, or which questions the validity of the Offering, the Securities, this Agreement, the Representative's Warrant, the Financial Consulting Agreement or the M/A Agreement, or of any action taken or to be taken by the Company pursuant thereto; and (B) there is no legal or governmental proceeding or regulation required to be described or referred to in the Registration Statement which is not so described or referred to;

               (vii) to the best knowledge of such counsel, (A) the Company is not in violation of or default under this Agreement, the Representative's Warrant, the Financial Consulting Agreement or the M/A Agreement; and (B) the execution and delivery hereof and thereof and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated shall not result in a violation of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company, or any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which its assets are bound, or any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court;

               (viii) the Registration Statement has become effective under the Act, and to the best knowledge of such counsel, no stop order denying or suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that or any similar purpose have been instituted or are pending before or threatened by the Commission;

               (ix) the Registration Statement and the Prospectus (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which no opinion need be rendered), comply as to form in all material respects with the Act and the Rules and Regulations;

               (x) all descriptions contained in the Registration Statement or the Prospectus of contracts and other documents are accurate and fairly present the information required to be described, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement and, to the best knowledge of such counsel, no contract or document of a character required to be summarized or described therein or to be filed as an exhibit thereto is not so summarized, described or filed;

               (xi) the descriptions contained in the Registration Statement and the Prospectus which purport to summarize the provisions of statutes, rules and regulations are accurate summaries in all material respects, and such descriptions fairly present in all material respects the information shown, and the other descriptions contained in the Registration Statement and the Prospectus that concern matters of law or legal conclusions have been reviewed by such counsel and are materially correct;

               (xii) the Agreement of Management and Shareholders have been duly and validly executed and delivered by each party thereto (other than American Stock Transfer & Trust Company); and

               (xiii) except for registration under the Act and registration or qualification of the Securities under applicable state or foreign securities or blue sky laws, no authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with: (A) the authorization, issuance, sale, transfer or delivery of the Securities by the Company; (B) the execution, delivery and performance of this Agreement by the Company or the taking of any action contemplated herein; (C) the issuance of the Representative's Warrant or the Securities issuable upon exercise thereof; or (D) the execution, delivery and performance of this Agreement by the Company or the taking of any action contemplated herein.

Such opinion shall also state that such counsel has participated in the preparation of the Registration Statement and the Prospectus, and nothing has come to the attention of such counsel to cause such counsel to have reason to believe that the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and the Prospectus, for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which no opinion need be expressed. Such opinion shall also cover such matters incident to the transactions contemplated hereby as you or Representative's Counsel shall reasonably request. In rendering such opinion, Company Counsel may rely as to matters of fact upon certificates of officers of the Company, and of public officials and may rely as to all matters of law other than the law of the United States or the State of New Jersey upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled so to rely.

          (c) CORPORATE PROCEEDINGS. All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory to or approved by Representative's Counsel, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, with respect to the validity of the issuance of the Securities, the form of the Registration Statement and Prospectus (other than the financial statements and other financial or statistical data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company shall have furnished to Representative's Counsel such documents as they may reasonably request for the purpose of enabling them to render such opinion.

          (d) COMFORT LETTERS. Prior to the Effective Date, and again on and as of the First Closing Date, you shall have received a letter from Richard A. Eisner & Co., LLP, certified public accountants for the Company, substantially in the form approved by you. Additionally, you shall have received "no-default letters" from all financial institutions with which the Company and any subsidiary conducts its business. Such letters shall confirm that: (i) the Company or any subsidiary is not presently in default on any indenture, credit agreement, line of credit, promissory note or any other agreement between such financial institution and the Company ("Bank Agreements"); (ii) that such financial institution knows of no reason why the Company or any subsidiary, either presently or with the passage of time, would default upon any Bank Agreements; and (iii) that the completion of the Offering in accordance with its terms will not result in a default by the Company or any subsidiaries on any Bank Agreements. Furthermore, you shall have received litigation "comfort letters" from the Company's (including any subsidiary) litigation counsel. Such letters shall describe in detail any litigation to which the Company or any subsidiary is a party or with respect to which the Company or any subsidiary is likely to become a party. Additionally, such letters shall discuss the merits of the Company's or any subsidiary's case as well as the merits of any claims third parties may have against the Company or any subsidiary and the likelihood that any such claims will be resolved successfully in favor of the Company or any subsidiary.

          (e) BRING DOWN. At each of the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and the Company shall have performed all of its respective obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, property, operations, condition (financial or otherwise), earnings, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date, and the Company shall not have incurred any material liabilities nor entered into any material agreement other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding shall be pending or threatened against the Company which would be required to be disclosed in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, operations, condition (financial or otherwise), earnings or general affairs of the Company. In addition, you shall have received, at the First Closing Date, a certificate signed by the principal executive officer and by the principal financial officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this Section 4(e).

          (f) OPINION OF PATENT COUNSEL. On the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of _____________________, patent counsel to the Company, in form and substance satisfactory to Representative's Counsel, to the effect that the descriptions contained in the Registration Statement and the Prospectus which purport to summarize the provisions of statutes, rules and regulations pertaining to patents and trademarks are accurate summaries in all respects, and such descriptions fairly present in all respects the information shown, and the descriptions contained in the Registration Statement and the Prospectus that concern matters of law or legal conclusions with respect to patents and trademarks have been reviewed by such counsel and are correct.

          (g) TRANSFER AND WARRANT AGENT. On or before the Effective Date, the Company shall have appointed American Stock Transfer & Trust Company (or other agent mutually acceptable to the Company and you), as its transfer agent and warrant agent to transfer all of the Shares issued in the Offering and the Representative's Warrant, as well as to transfer other shares of the Common Stock outstanding from time to time.

          (h) CERTAIN FURTHER MATTERS. On each Closing Date, Representative's Counsel shall have been furnished with all such other documents and certificates as they may reasonably request for the purpose of enabling them to render their legal opinion to the Underwriter and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company on or prior to each of the Closing Dates in connection with the authorization, issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Representative's Counsel.

          (i) ADDITIONAL CONDITIONS. Upon exercise of the Over-Allotment Option, the Underwriters' obligations to purchase and pay for the Option Shares shall be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

               (i) The Registration Statement shall remain effective at the Option Closing Date, no stop order denying or suspending the effectiveness thereof shall have been issued, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and all reasonable requests on the part of the Commission for additional information shall have been complied with to the satisfaction of Representative's Counsel.

               (ii) On the Option Closing Date there shall have been delivered to you the signed opinion of Company Counsel, dated as of the Option Closing Date, in form and substance satisfactory to Representative's Counsel, which opinion shall be substantially the same in scope and substance as the opinion furnished to you on the First Closing Date pursuant to Section 4(b), except that such opinion, where appropriate, shall cover the Option Shares rather than the Firm Shares. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined.

               (iii) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Shares shall be satisfactory in form and substance to you, and you and Representative's Counsel shall have been furnished with all such documents, certificates and opinions as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

               (iv) On the Option Closing Date there shall have been delivered to you a letter in form and substance satisfactory to you from Richard A. Eisner & Co., LLC, dated the Option Closing Date and addressed to you, confirming the information in their letter referred to in Section 4(d) as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in such letter to a date not more than five banking days prior to the Option Closing Date which would require any change in such letter if it were required to be dated the Option Closing Date.

               (v) On the Option Closing Date there shall have been delivered to you a certificate signed by the principal executive officer and by the principal financial or accounting officer of the Company, dated the Option Closing Date, in form and substance satisfactory to Representative's Counsel, substantially the same in scope and substance as the certificate furnished to you on the First Closing Date pursuant to Section 4(e), dated the Option Closing Date, in form and substance satisfactory to Representative's Counsel, substantially the same in scope and substance as the certificate furnished to you by the Company on the First Closing Date pursuant to Section 4(e).

          (j) CANCELLATION. If any of the conditions provided by this Section 4 shall not have been completely fulfilled as of the date indicated, then this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, either Closing Date by your notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Underwriters to the Company, except as otherwise provided herein.


     5. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell and deliver the Shares are subject to the following conditions:

          (a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than 6:00 p.m. New York time, on the date of this Agreement, or at such later time or on such later date as the Company and you may agree in writing.

          (b) NO STOP ORDER. On the applicable Closing Date, no stop order denying or suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

          (c) PAYMENT FOR SHARES. On the applicable Closing Date, you shall have made payment, for the several accounts of the Underwriters, of the aggregate Purchase Price for the Shares then being purchased, by certified or bank cashier's checks payable in same day funds or wire transfer to the order of the Company.

If the conditions to the obligations of the Company provided by this Section 5 have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Shares upon exercise of the Over-Allotment Option shall be affected.


     6.   INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. As used in this Agreement, the term "Liabilities" shall mean any and all losses, claims, damages and liabilities, and actions and proceedings in respect thereof (including without limitation all reasonable costs of defense and investigation and all attorneys'
fees) including without limitation those asserted by any party to this Agreement against any other party to this Agreement. The Company hereby indemnifies and holds harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, from and against all Liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or (B) any "blue sky" application or other document executed by the Company specifically for that purpose, or based upon written information furnished by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being herein called a "Blue Sky Application"); or (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of any Underwriter specifically for use in the preparation of the Registration Statement or any such amendment thereto, or the Prospectus or any such Preliminary Prospectus, or any such amendment or supplement thereto, or any such Blue Sky Application. The foregoing indemnity shall be in addition to any other liability which the Company may otherwise have.

          (b) INDEMNIFICATION BY UNDERWRITERS. Each Underwriter, severally and not jointly, hereby indemnifies and holds harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, from and against all Liabilities to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such Liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through you, by or on behalf of such Underwriter, specifically for use in the preparation thereof. In no event shall any Underwriter be liable or responsible for any amount in excess of the compensation received by such Underwriter, in the form of underwriting discounts or otherwise, pursuant to this Agreement or any other agreement contemplated hereby.

          (c) PROCEDURE. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions hereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party is any Underwriter or a person who controls any Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party and, in your judgment, it is advisable for such Underwriter or controlling person to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.


     7. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (a) any indemnified party makes claims for indemnification pursuant to Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (b) contribution under the Act may be required on the part of any indemnified party, then such indemnified party and each indemnifying party (if more than one) shall contribute to the aggregate Liabilities to which it may be subject, in either such case (after contribution from others) in such proportions that the Underwriters are responsible in the aggregate for that portion of such Liabilities represented by the percentage that the underwriting discount per Share appearing on the cover page of the Prospectus bears to the public Offering price per Share appearing thereon, and the Company shall be responsible for the remaining portion; provided, however, that if such allocation is not permitted by applicable law, then the relative fault of the Company, and the Underwriters in connection with the statements or omissions which resulted in such Liabilities and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the respective obligations of the Company and the Underwriters to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate Liabilities (even if the Underwriters were to be treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7. In addition, the contribution of any Underwriter shall not be in excess of its proportionate share of the portion of such Liabilities for which such Underwriter is responsible. No person guilty of a fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this Section 7, the term "Company" shall include any officer, director or person who controls the Company within the meaning of section 15 of the Act. The Underwriters' obligations under this
Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint. If the full amount of the contribution specified in this Section 7 is not permitted by law, then each indemnified party and each person who controls an indemnified party shall be entitled to contribution from each indemnifying party to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under section 11 of the Act other than the Company and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.


     8.   COSTS AND EXPENSES.

          (a) CERTAIN COSTS AND EXPENSES. Whether or not this Agreement becomes effective or the sale of the Shares to the Underwriters is consummated, the Company shall pay all costs and expenses incident to the issuance, offering, sale and delivery of the Shares and the performance of its obligations under this Agreement, including without limitation: (i) all fees and expenses of the Company's legal counsel and accountants; (ii) all costs and expenses incident to the preparation, printing, filing and distribution of the Registration Statement (including the financial statements contained therein and all exhibits and amendments thereto), each Preliminary Prospectus and the Prospectus, each as amended or supplemented, this Agreement and the other agreements and documents referred to herein, each in such quantities as you shall deem necessary; (iii) all fees of NASD required in connection with the filing required by NASD to be made by the Representative with respect to the Offering; (iv) all expenses, including fees (but not in excess of the amount set forth in Section 3(b)) and disbursements of Representative's Counsel in connection with the qualification of the Securities under the "blue sky" laws which you shall designate; (v) all costs and expenses of printing the respective certificates representing the Shares; (vi) the expense of placing one or more "tombstone" advertisements or promotional materials as directed by you (provided, however, that the aggregate amount thereof shall not exceed $20,000); (vii) all costs and expenses of the Company and its employees (but not of the Representative or its employees) associated with due diligence meetings and presentations; (viii) all costs and expenses associated with the preparation of a seven to ten minute professional video presentation concerning the Company, its products and its management for broker due diligence purposes; (ix) any and all taxes (including without limitation any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales of the Shares to the Underwriters hereunder; and
(x) all costs and expenses incident to the furnishing of any amended Prospectus or any supplement to be attached to the Prospectus as required by Sections 3(a) and 3(d), except as otherwise provided by said Sections.

          (b) REPRESENTATIVE'S EXPENSE ALLOWANCE. In addition to the expenses described in Section 8(a), the Company shall on the First Closing Date pay to you, the balance of a non-accountable expense allowance (which shall include fees of Representative's Counsel exclusive of the fees referred to in Section 3(b)) of $________ (that being an amount equal to three percent of the gross proceeds received upon sale of the Firm Shares), of which $________ has been paid to you prior to the date hereof. In the event that the Over-Allotment Option is exercised, then the Company shall on the Option Closing Date pay to you, an additional amount equal to three percent of the gross proceeds received upon sale of any of the Option Shares. In the event that the transactions contemplated hereby fail to be consummated for any reason, then you shall return to the Company that portion of the $________ heretofore paid by the Company to the extent that it has not been utilized by you in connection with the Offering for accountable out-of-pocket expenses; provided, however, that if such failure is due to a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, then the Company shall be liable for your accountable out-of-pocket expenses to the full extent thereof (with credit given to the $________ paid).

          (c) NO FINDERS. No person is entitled either directly or indirectly to compensation from the Company, the Underwriters or any other person for services as a finder in connection with the Offering, and the Company hereby indemnify and holds harmless the Underwriters, and the Underwriters hereby indemnifies and hold harmless the Company from and against all Liabilities, joint or several, to which the indemnified party may become subject insofar as such Liabilities arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the Offering by reason of such person's or entity's influence or prior contact with the indemnifying party.


     9.   SUBSTITUTION OF UNDERWRITERS.

          (a) SUBSTITUTION. If any Underwriter defaults in its obligation to purchase the numbers of Shares which it has agreed to purchase under this Agreement, you shall be obligated to purchase all of the Shares not purchased by the defaulting Underwriter unless such purchase shall cause you to be in violation of the net capital requirements of Rule 15c3-1 of the Exchange Act, in which case you, and any other Underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Shares. If you or the other Underwriters satisfactory to you do not elect to purchase the Shares which the defaulting

Underwriter or Underwriters agreed but failed to purchase, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for: (i) the payment by the Company of expenses as provided by Section 8(a); (ii) the payment by the Company of accountable expenses as provided by Section 8(b); and (iii) the indemnity and contribution agreements of the Company and the Underwriters provided by Sections 6 and 7.

          (b) FURTHER MATTERS. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other Underwriters satisfactory to you are obligated or agree to purchase the Shares of a defaulting Underwriter, either you or the Company may postpone the First Closing Date for up to seven banking days in order to effect any changes that may be necessary in the Registration Statement, any Preliminary Prospectus or the Prospectus or in any other document or agreement, and to file promptly any amendments to the Registration Statement, or any amendments or supplements to any Preliminary Prospectus or the Prospectus, which in your opinion may thereby be made necessary.


     10. EFFECTIVE DATE. The Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until 10:00 a.m., New York time, on the first full business day following the Effective Date, or at such earlier time after the Effective Date as you in your discretion shall first commence the initial public Offering by the Underwriters of any of the Shares. The time of the initial public Offering shall mean the time of release by you of the first newspaper advertisement with respect to the Shares, or the time when the Shares are first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that the provisions of Sections 6, 7, 8, 13, 14, 15 and 16 shall remain in effect notwithstanding such termination.


     11.  TERMINATION.

          (a) GROUNDS FOR TERMINATION. This Agreement, except for Sections 6, 7, 8, 13, 14, 15 and 16, may be terminated at any time prior to the First Closing Date, and the Over-Allotment Option, if exercised, may be cancelled at any time prior to the Option Closing Date, by you if in your sole judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Shares agreed to be purchased hereunder, by reason of: (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof; (iv) a banking moratorium having been declared by federal or New York State authorities; (v) an outbreak or significant escalation of major international hostilities or other national or international calamity having occurred; (vi) the passage by the Congress of the United States or by any state legislature, of any act or measure, or the adoption of any order, rule or regulation by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed by you likely to have a material adverse effect on the business, property, operations, condition (financial or otherwise) or earnings of the Company; (vii) any material adverse change in the financial or securities markets beyond normal fluctuations in the United States having occurred since the date of this Agreement; or (viii) any material adverse change having occurred since the respective dates for which information is given in the Registration Statement and Prospectus, in the business, property, operations, condition (financial or otherwise), earnings or business prospects of the Company, whether or not arising in the ordinary course of business.

          (b) NOTIFICATION. If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided by this Section 11 or by
Section 10, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.


     12. REPRESENTATIVE'S WARRANT. On the First Closing Date, the Company shall issue and sell to you, for a total purchase price of $5.00, and upon the terms and conditions set forth in the form of Representative's Warrant filed as an exhibit to the Registration Statement, a warrant entitling you to purchase 175,000 Shares (the "Representative's Warrant"). In the event of conflict in the terms of this Agreement and the Representative's Warrant, the terms and conditions of the Representative's Warrant shall control.


     13. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any other party, and shall survive delivery of and payment for the Securities and the termination of this Agreement. The Company hereby indemnifies and holds harmless the Underwriters from and against all Liabilities, joint or several, to which the Underwriters may become subject insofar as such Liabilities arise out of or are based upon the breach or failure of any representation, warranty or covenant of the Company contained in this Agreement.


     14. NOTICES. All communications hereunder shall be in writing and, except as otherwise expressly provided herein, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at H.J. Meyers & Co., Inc., Attn:
Managing Director of Corporate Finance, 1895 Mt. Hope Avenue, Rochester, New York 14620, with a copy sent to James M. Jenkins, Esq., Harter, Secrest & Emery, 700 Midtown Tower, Rochester, New York 14604; or if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed to it at DynamicWeb Enterprises, Inc., Attention: President, 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004, with a copy sent to Stephen F. Ritner, Esq., Stevens & Lee, P.C., One Glenhardie Corporate Center, 1275 Drummers Lane, P.O. Box 236, Wayne, Pennsylvania 19087.

     15. PARTIES IN INTEREST. This Agreement is made solely for the benefit of the Underwriters, the Company and, to the extent expressed, any person controlling the Company or an Underwriter, as the case may be, and the directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such, from an Underwriter of the Shares.


     16. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to such state's laws respecting the conflict of laws. The Company submits to the jurisdiction of the federal and state courts located in Monroe County for such purposes.


     17. COUNTERPARTS. This Agreement may be executed in two or more counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                    Yours very truly,

                                    DYNAMICWEB ENTERPRISES, INC.


                                    By:
                                       -----------------------------------
                                       Name:  Steven L. Vanechanos, Jr.
                                       Title:  Chief Executive Officer


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                    H.J. MEYERS & CO., INC.
                                      AS REPRESENTATIVE OF THE
                                      SEVERAL UNDERWRITERS NAMED
                                      IN SCHEDULE I HERETO

                                    By:
                                       -----------------------------------
                                      Name: Michael Bresner
                                      Title: Managing Director

                                   SCHEDULE I


                  UNDERWRITING AGREEMENT DATED [EFFECTIVE DATE]


                                                               NUMBER OF
                                                               FIRM SHARES
         UNDERWRITER                                        TO BE PURCHASED

H.J. Meyers & Co., Inc.







                 TOTAL                                           1,750,000